Exhibit 10.2

DEMAND GRID NOTE

$400,000.00	September 20, 2011

FOR VALUE RECEIVED, and intending to be legally bound, MTI Instruments, Inc. (“Borrower”), a corporation organized under the laws of the State of New York, with its principal place of business at 325 Washington Avenue Extension, Albany, New York 12205 promises to pay to FIRST NIAGARA BANK, N.A., a national banking association with a banking office at 6950 South Transit Road, P.O. Box 28, Lockport, New York 14095-0028 (“Lender”) or order, ON DEMAND, at its office set forth above, the lesser of Four Hundred Thousand and 00/100 Dollars ($400,000.00) or the aggregate unpaid principal amount of all advances made by Lender to Borrower from time to time, as may be evidenced by the inscriptions made on this Note, or as may be entered in a loan account on Lender’s books and records, or both, together with interest thereon until paid in full.

NOTHING CONTAINED IN THIS NOTE OR OTHERWISE IS INTENDED, NOR SHALL CONSTITUTE, AN OBLIGATION OF LENDER TO MAKE ANY ADVANCE HEREUNDER. ADVANCES SHALL ONLY BE MADE IN LENDER’S SOLE DISCRETION.

Notwithstanding anything to the contrary contained herein and without affecting the demand nature of this Note, Borrower shall repay this Note and maintain no outstanding balance hereon for a period of at least thirty (30) consecutive days during each calendar year.

1. ADVANCES.

     (a) Borrower may, at its option, borrow, pay, reborrow and repay the principal of this Note at any time prior to demand for payment of this Note or such earlier date as the obligations of Borrower to Lender under this Note shall become due and payable.

     (b) Advances made hereunder are properly requested orally or in writing not later than 4:00 p.m. on a Business Day on which the advance is to be made, unless otherwise provided herein. Lender may, in its sole discretion, make an advance to Borrower upon oral request; provided, however, Lender reserves the right to require that advance requests be in writing. Each oral request shall be conclusively presumed to have been made by a person authorized by Borrower to do so, and any credit by Lender of an advance to or for the account of Borrower shall conclusively establish Borrower’s obligation to repay same. Lender shall incur no liability of any kind to any party by reason of making an advance upon an oral request.

     (c) All advances and all payments of principal made on this Note may be inscribed by Lender on a schedule upon Lender’s discretion or entered on Lender’s books and records. Each entry shall be prima facie evidence of the facts so set forth. No failure by Lender to make, and no error by Lender in making, any inscription on the schedule shall affect Borrower’s obligation to repay the full principal amount advanced by Lender to or for the account of Borrower, or Borrower’s obligation to pay interest thereon at the agreed upon rate.

2. INTEREST RATE. Each loan made pursuant to this Note shall bear interest on the unpaid principal balance at all times at a per annum rate equal to the Prime Rate, as defined below, plus Zero percent (0.00%). Accrued interest shall be payable monthly in arrears on the First day of each consecutive month, commencing October 1, 2011 until paid in full.

“Prime Rate” means that variable rate of interest announced from time to time by Lender as its prime rate for calculating interest on certain loans. The Prime Rate may or may not be the most favorable charged by Lender to its customers. The interest rate on this Note shall change simultaneously with changes to the Prime Rate.

Borrower may prepay all or any part of the unpaid principal balance of this Note at any time, without premium or penalty.

Interest Rate Floor: Notwithstanding the foregoing, at no time prior to demand will the rate at which interest accrues be less than 4.00% per annum.

     (a) Borrower shall pay interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on the outstanding principal amount from and including the date of this Note to, but not including, the date the outstanding principal amount is paid in full.

     (b) If pursuant to the terms of this Note, Borrower is at any time obligated to pay interest on the principal balance of this Note at a rate in excess of the maximum interest rate permitted by applicable law, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

     (c) If any interest rate index is not available, a similar rate based upon a comparable index selected by Lender, in its sole discretion, will be utilized.

     (d) Upon demand for payment of any amounts hereunder, interest shall accrue at a rate per annum equal to the aggregate of 5% plus the rate otherwise applicable.

3. APPLICATION; BUSINESS DAY. Borrower shall make all payments on this Note to Lender at its address stated above, or at such other place as the holder of this Note may designate. All payments shall be made absolutely net of, without deduction or offset and free and clear of taxes, deductions, charges or withholding of any kind. Lender shall apply all payments received on this Note to any accrued and unpaid interest then due and owing, then to the reduction of principal of this Note, then to other sums due hereunder in such order and in such amounts as Lender may determine from time to time. The sum or sums shown on Lender’s records shall be evidence of the correct unpaid balances of principal and interest on this Note, absent manifest error. If any payment comes due on a day that is not a Business Day, as defined below, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment. “Business Day” means a day of the year which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized by law to close in New York State.

4. LATE FEE. If any payment due under this Note is unpaid for ten (10) days or more, Borrower shall pay, in addition to any other sums due under this Note (and without limiting Lender’s other remedies on account thereof), a late charge in an amount equal to 6% of such unpaid amount.

5. USE OF PROCEEDS. All advances made by Lender and evidenced by this Note shall be used by Borrower for working capital and other general corporate purposes.

6. MAINTAIN OPERATING ACCOUNTS. Borrower agrees to maintain with Lender First Niagara Bank, N.A., as its primary financial institution, corporate deposit and operating accounts. At the option of Lender, all interest payments, principal payments and fees will automatically be deducted from Borrower’s primary operating account and all advances shall be made by Lender’s crediting of such advances directly into Borrower’s account.

7. SETOFF. Without limiting its rights of setoff under New York law generally, if the unpaid principal amount of this Note, interest accrued on the unpaid principal amount thereof or other amount owing by Borrower under this Note or the other loan documents shall have become due and payable (at maturity, by acceleration or otherwise), Lender will have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to setoff against and to appropriate and apply to such due and payable amounts any obligations owing to, and any other funds held in any manner for the account of, Borrower by Lender or any other direct or indirect subsidiary of First Niagara Financial Group, Inc. (“FNFG”), including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by Borrower. Borrower consents to and confirms the foregoing arrangements and confirms the rights of banker’s lien and setoff. Nothing in this Note will be deemed a waiver or prohibition of or restriction on such rights of banker’s lien or setoff.

8. LOSS OF MARGIN. If the adoption of, any change in or any change in the interpretation of any law, regulation or guideline by any applicable governmental authority, central bank or similar agency exercising control over financial institutions (a “Governmental Rule”) or the compliance by Lender with the Governmental Rule imposes any reserve, deposit, allocation of capital or similar requirement (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on Lender or FNFG and the result of which is to reduce the rate of return on Lender’s capital then, and in each such case, Lender will deliver to Borrower a statement of the justification therefor and the amount necessary to compensate Lender or FNFG for such reduced rate of return. Each determination by Lender shall be conclusive absent obvious error and shall be payable by Borrower to Lender upon Lender’s demand. In determining any such amount, Lender may use reasonable averaging and attribution methods.

9. PAYMENT OF FEES AND EXPENSES. Borrower agrees to pay, upon demand, costs of collection of all amounts due under this Note, including, without limitation, principal, interest and fees, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses.

10. GOVERNING LAW. This Note shall be interpreted and the rights and liabilities of the parties shall be governed by the laws of the State of New York, without regard to principles of the conflict of laws. This Note has been delivered to and accepted by Lender and will be deemed to be made in the State of New York.

11. GENERAL PROVISIONS.

     (a) Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note.

     (b) This Note, together with any related loan and security agreements, guaranties, and documents ancillary thereto contains the entire agreement between Lender and Borrower with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement, commitment letter or other correspondence related thereto and representation previously made by Lender.

     (c) Borrower agrees that in any legal proceeding, a copy of this Note kept in Lender’s course of business may be admitted into evidence as an original.

     (d) This Note is a binding obligation enforceable against Borrower and its permitted successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower may not assign any of its rights or obligations hereunder without the prior written consent of Lender.

     (e) If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect.

     (f) If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

     (g) If payment of this Note is secured by collateral, the collateral is specified in the collateral records of Lender.

     (h) No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

     (i) All notices, demands, or other communications hereunder must be in writing and will be effective when delivered or mailed to the address set forth herein or such other address as provided by such party via overnight delivery service or personal service or, if mailed, three (3) days after deposit, postage prepaid, in an official depository maintained by the United States Post Office.

     (j) Borrower agrees to indemnify Lender and its affiliates and their respective officers, directors and employees (collectively, “Indemnitees”) and hereby holds Indemnitees harmless against all liabilities, claims, actions, suits, proceedings, penalties, costs, expenses, brokerage or other fees (including, without limitation, reasonable legal fees and expenses), losses, damages and liabilities of any kind or nature including in tort, penalties and interest, which Lender may incur in any manner other than Lender’s own active gross negligence or willful misconduct, by reason of any matter relating, directly or indirectly, to this Note and the related loan documents. This indemnity shall survive the termination of this Note.

12. JURISDICTION AND VENUE. BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY COLLATERAL RELATED HERETO TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, (B) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (C) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, AND (D) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO BORROWER AT THE LAST ADDRESS OF BORROWER SHOWN IN THE RECORDS RELATING TO THIS NOTE MAINTAINED BY LENDER, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE (5) DAYS AFTER THE MAILING THEREOF.

13. WAIVER OF JURY TRIAL. BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (A) THIS NOTE, ANY RELATED LOAN DOCUMENT OR ANY COLLATERAL RELATED HERETO, (B) ANY TRANSACTION CONTEMPLATED BY ANY SUCH DOCUMENT OR (C) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS NOTE, OR ANY COLLATERAL RELATED HERETO. BORROWER CERTIFIES THAT NEITHER LENDER NOR ANY REPRESENTATIVE OF LENDER HAS REPRESENTED TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY BORROWER IN THIS PARAGRAPH. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

Borrower:	MTI Instruments, Inc.

By: /s/Peng Lim

Name: Peng Lim

Title: CEO and General Manager

Rev. 03/17/2011

Witnessed By:

Print Name:

STATE OF NEW YORK		)
		)	SS:
COUNTY OF Albany	)

On the 20th day of September in the year 2011, before me, the undersigned, personally appeared ________________, known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/Jeuillie A. Keegan
Notary Public